EXHIBIT 32.1

CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of BioNeutral Group, Inc. (the “Company”) on Form 10-K for the year ended October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen Browand, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 15, 2011	/s/ Stephen Browand
	Name:	Stephen Browand
	Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)